Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	MVR Netfin LLC

Address of Joint Filer:	c/o Netfin Acquisition Corp.
445 Park Avenue, 9th Floor
New York, New York 10022

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Netfin Acquisition Corp. [NFIN]

Date of Event Requiring Statement:
(Month/Day/Year):	07/30/2019

Name of Joint Filer:	Rick Maurer

Address of Joint Filer:	c/o Netfin Acquisition Corp.
445 Park Avenue, 9th Floor
New York, New York 10022

Relationship of Joint Filer to Issuer:	10% Owner, Officer (Chief Executive Officer), Director

Issuer Name and Ticker or Trading Symbol:	Netfin Acquisition Corp. [NFIN]

Date of Event Requiring Statement:
(Month/Day/Year):	07/30/2019

Name of Joint Filer:	Marat Rosenberg

Address of Joint Filer:	c/o Netfin Acquisition Corp.
445 Park Avenue, 9th Floor
New York, New York 10022

Relationship of Joint Filer to Issuer:	10% Owner, Officer (President), Director

Issuer Name and Ticker or Trading Symbol:	Netfin Acquisition Corp. [NFIN]

Date of Event Requiring Statement:
(Month/Day/Year):	07/30/2019